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                          PLEDGE AND SECURITY AGREEMENT

             THIS AGREEMENT is made as of the 1st day of June, 2002,

BY:                                HAMMOCK GROUP LTD.

                                   (the "Corporation")

IN FAVOUR OF:                      TRILON BANCORP INC.

                                   (the "Lender")
RECITALS:

A. The Lender and M.E.V. (the "Borrower") have entered into an agreement dated as of July 31, 2001 as amended by an amending agreement dated as of December 31, 2001, an amending agreement dated as of January 7, 2002, an amending agreement dated as of April 8, 2002 and an amending agreement dated as of June 1, 2002 (together the "Loan Agreement") pursuant to which the Lender has advanced the Loan to the Borrower;

B. It is a condition of the Loan Agreement that the Corporation enter into the Guarantee and secure its obligations thereunder by entering into this Agreement.

            NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation agrees with the Lender as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.        DEFINITIONS

            In this Agreement:

      1.1.1. "THIS AGREEMENT", "HERETO", "HEREIN", "HEREOF', "HEREBY", "HEREUNDER" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular Article, section or other portion hereof;

      1.1.2. "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

      1.1.3. "CHATTEL PAPER" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;
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      1.1.4. "CHELL SHARES" means the 2,310,994 shares of Chell Group Corp.
      beneficially owned by the Corporation and held in the investment Account;

      1.1.5. "COLLATERAL" means all of the property of the Corporation subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

      1.1.6. "DOCUMENT OF TITLE" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

      1.1.7. "EVENT OF DEFAULT" has the meaning attributed to such term in the Loan Agreement;

      1.1.8. "GOODS" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted;

      1.1.9. "INSTRUMENT" means,

            1.1.9.1. a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

            1.1.9.2. a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

      but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

      1.1.10. "INTANGIBLE" means all personal property, including choses in action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

      1.1.11. "INVESTMENT ACCOUNT" means account numbers 22UHG14 and 321063F in the name of the Corporation established with Thomson Kernaghan & Co. Limited;

      1.1.12. "LIEN" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

      1.1.13. "MONEY" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;
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      1.1.14. "OBLIGATIONS" means all of the obligations, liabilities and indebtedness of the Corporation to the Lender from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency or otherwise, under or in respect of agreements or dealings between the Corporation and the Lender or agreements or dealings between the Lender and any Person by which the Lender may be or become in any manner whatsoever a creditor of the Corporation, including without limitation under the Loan Agreement and this Agreement or any one or more of the foregoing as the same may be amended or supplemented from time to time;

      1.1.15. "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

      1.1.16. "PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

      1.1.17. "PROCEEDS" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with Collateral or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to the Collateral or proceeds therefrom;

      1.1.18. "SECURITY" means a document that is,

            1.1.18.1. issued in bearer, order or registered form,

            1.1.18.2. of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

            1.1.18.3. one of a class or series or by its terms is divisible into a class or series of documents,

            1.1.18.4. evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

            1.1.18.5. and includes an uncertifcated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario); and

      1.1.19. "SECURITY INTEREST" has the meaning attributed to such term in section 2.1.

1.2.        HEADING

            The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
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1.3.        REFERENCES TO ARTICLES AND SECTIONS

            Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4.        CURRENCY

            Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5.        GENDER AND NUMBER

            In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6.        INVALIDITY OF PROVISIONS

            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7.        AMENDMENT, WAIVER

            No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8.        GOVERNING LAW, ATTORNMENT

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Corporation hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

                                   ARTICLE 2.
                                SECURITY INTEREST

2.1.        CREATION OF SECURITY INTEREST

            The Corporation hereby grants to the Lender, by way of security interest, pledge, charge, assignment and hypothee, a security interest (the "Security Interest") in:
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      2.1.1. the Chell Shares;

      2.1.2. all Securities, Instruments, negotiable Documents of Title and other personal property of any kind which may hereafter be acquired by the Corporation in renewal of, substitution for, as owner of, or as a result of the exercise of any rights relating to, any oL the property described in this section;

      2.1.3. all dividends, income or other distributions, whether paid or distributed in cash, Securities or other property, in respect of any of the property described in this section; and

      2.1.4. all Proceeds of any of the property described in this section.

2.2.        ATTACHMENT

            The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Corporation has rights in such Collateral.

                                   ARTICLE 3.
                               OBLIGATIONS SECURED

3.1.        OBLIGATIONS SECURED

            The Security Interest granted hereby secures payment, performance satisfaction of the Obligations.

                                   ARTICLE 4.
                             DEALING WITH COLLATERAL

4.1.        RESTRICTIONS ON DEALING WITH COLLATERAL

            The Corporation shall not, without the prior consent in writing of the Lender:

      4.1.1. sell, assign, transfer, exchange, or otherwise dispose of the Collateral except to the extent permitted by section 4.4.1.1; or

      4.1.2. create, assume or suffer to exist any Lien upon the Collateral ranking or purporting to rank in priority to or pari passu with the Security Interest other than the Security Interest.

No provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any other Lien, whether or not such Lien is permitted hereunder or otherwise.
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4.2.        REGISTRATION OF COLLATERAL IN NAME OF LENDER

            At the request of the Lender, the Corporation shall cause such of the Collateral as is registrable to be registered in the name of the Lender or its nominee and authorizes the Lender to transfer such Collateral into the name of the Lender or its nominee, so that the Lender or its nominee may appear as the sole owner of record of such Collateral. The Corporation shall, at the request of the Lender, deliver to the Lender appropriate powers of attorney for transfer in blank, duly executed, in respect of such of the Collateral as is registrable, At the request of the Lender, the Corporation shall cause the Chell Shares to be deposited to one or more investment accounts with a registered dealer in the name of the Lender as may be directed by the Lender from time to time.

4.3.        NOTICES AND OTHER COMMUNICATIONS IN RESPECT OF COLLATERAL

            The Corporation shall deliver promptly to the Lender copies of all notices or other communications received by the Corporation in respect of the Collateral. Until the occurrence of an Event of Default, the Lender shall deliver promptly to the Corporation all notices or other communications received by the Lender or its nominee in respect of the Collateral. After the occurrence of an Event of Default, the Corporation waives all rights to receive any notices or communications received by the Lender or its nominee in respect of the Collateral.

4.4.        VOTING AND OTHER RIGHTS

      4.4.1. Until the occurrence of an Event of Default:

            4.4.1.1. the Corporation may exercise all rights to vote or other similar rights with respect to any Collateral; and

            4.4.1.2. the Corporation shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Collateral.

      4.4.2. Upon the occurrence of an Event of Default:

            4.4.2.1. the Corporation shall have no rights to vote or take any other action with respect to any Collateral;

            4.4.2.2. the Lender may, but shall not be obliged to, vote and take all other action with respect to any Collateral; and

            4.4.2.3. the Corporation shall cease to be entitled to receive any dividends or interest, whether declared or payable before or after the occurrence of the Event of Default, in respect of the Collateral.
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4.5.        DELIVERY OF COLLATERAL TO LENDER

            Subject to section 4,4.1.2, all Collateral received at any time by or on behalf of the Corporation, whether before or after the occurrence of an Event of Default, shall be received and held by or on behalf of the Corporation in trust, or as agent in the Province of Quebec, for the Lender and shall be delivered to the Lender immediately upon such receipt.

4.6.        FURTHER ASSURANCES

            The Corporation shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, security agreements, pledges, charges, assignments, hypothecs, powers of attorney and assurances (including instruments supplemental or ancillary hereto) and such financing statements as the Lender may from time to time request to better assure and perfect its security on the Collateral.

                                   ARTICLE 5.
                                    REMEDIES

5.1.        REMEDIES AVAILABLE

            Upon the occurrence of an Event of Default, the Lender may, either directly or through its agents or nominees, sell or otherwise dispose of, or concur in selling or otherwise disposing of, whether by public sale, private sale or otherwise, Collateral in such manner and on such terms as it considers to be commercially reasonable. In addition, the Lender shall have the following rights, powers and remedies:

      5.1.1. to make payments to Persons having prior rights or Liens on the Collateral; and

      5.1.2. to demand, commence, continue or defend proceedings in the name of the Lender or in the name of the Corporation for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of, or otherwise enforcing rights, powers or remedies with respect to, the Collateral and to give effectual receipts and discharges therefor.

            In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Corporation and the Lender and in addition to any other rights the Lender may have at law or in equity or otherwise, the Lender shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

            The Lender may incur reasonable expenses in the exercise of its rights, powers and remedies set out in this Agreement.
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5.2.        POSSESSION OF COLLATERAL

            The Corporation acknowledges that the Lender may at any time take possession of Collateral wherever it may be located and by any method permitted by law, whether before or after the occurrence of an Event of Default.

5.3.        REMEDIES NOT EXCLUSIVE

            All rights, powers and remedies of the Lender under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Lender and any other rights, powers and remedies of the Lender however created or arising. No single or partial exercise by the Lender of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Lender shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Lender shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Lender may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Lender in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

5.4.        CORPORATION LIABLE FOR DEFICIENCY

            The Corporation shall remain liable to the Lender for any deficiency after the proceeds of any sale or other disposition of Collateral are received by the Lender.

5.5.        EXCLUSION OF LIABILITY OF LENDER

            The Lender shall not be liable for any exercise or any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including, without limitation, taking possession of, collecting, enforcing, realizing, selling or otherwise disposing of, preserving or protecting the Collateral, or taking any steps or proceedings for any such purposes or any failure to do any of the foregoing. The Lender shall not have any obligation to examine any notices or other communications with respect to the Collateral or to advise the Corporation of the expiry of any warrants, options or other rights in respect of or comprising the Collateral or to advise the Corporation of any other matter relating to any Persons which are issuers of any Collateral, and the Lender shall not have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral, whether or not in the Lender's possession Subject to the foregoing, the Lender shall use reasonable care in the custody and preservation of the Collateral in its possession.

5.6.        NOTICE OF SALE

            Unless required by law, the Lender shall not be required to give the Corporation any notice of any sale or other disposition of the Collateral, the date, time and place of any public sale of Collateral or the date after which any private disposition of Collateral is to be made.
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                                   ARTICLE 6.
                             APPLICATION OF PROCEEDS

6.1.        APPLICATION OF PROCEEDS

            The Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Lender of the Collateral or from any sale or other disposition of, or realization of security on, the Collateral (except following acceptance of Collateral in satisfaction of the Obligations) shall be applied by the Lender in such order as the Lender may in its discretion determine (subject to applicable law, including the PPSA).

6.2.        PAYMENT INTO COURT

            Where there is a question as to who is entitled to receive payment of any portion of the Proceeds, the Lender may pay the Proceeds referred to therein into court.

6.3.        MONIES ACTUALLY RECEIVED

            The Corporation shall be entitled to be credited only with the actual Proceeds arising from the possession, sale or other disposition of, or realization of security on, the Collateral when received by the Lender and such actual Proceeds shall mean all amounts received in cash by the Lender upon such possession, sale or other disposition of, or realization of security on, the Collateral.

                                   ARTICLE 7.
                                     GENERAL

7.1.        POWER OF ATTORNEY

            The Corporation hereby appoints the Lender, as the Corporation's attorney, with full power of substitution, in the name and on behalf of the Corporation, to execute, deliver and do all such acts, deeds, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Corporation has herein agreed to execute, deliver and do or as may be required by the Lender to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Lender, and generally to use the name of the Corporation in the exercise of all or any of the rights, powers or remedies hereby conferred on the Lender. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Corporation or for any other reason.

7.2.        SET-OFF

            The Lender may at any time and from time to time, without notice to the Corporation or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Corporation with the Lender, and any other indebtedness and liability of the Lender to the Corporation, matured or unmatured,
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                                      -10-


against and on account of the Obligations when due, in such order of application as the Lender may from time to time determine.

7.3.        DEALINGS WITH OTHERS

            The Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Corporation, debtors of the Corporation, sureties and other Persons and with Collateral and other security as the Lender sees fit, without prejudice to the liability of the Corporation to the Lender or the rights, powers and remedies of the Lender under this Agreement

7.4.        NO OBLIGATION TO ADVANCE

            Nothing herein contained shall in any way obligate the Lender to advance any funds, or otherwise make or continue to make any credit available, to the Corporation.

7.5.        PERFECTION OF SECURITY

            The Corporation authorizes the Lender to file such financing statements and other documents and do such acts, matters and things as the Lender may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Lender in Collateral and to realize upon the Security Interest.

7.6.        COMMUNICATION

            Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be effective if given in accordance with section 10.4 of the Loan Agreement.

            Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

7.7.        SUCCESSORS AND ASSIGNS

            This Agreement shall be binding on the Corporation and its successors and shall enure to the benefit of the Lender and its successors and assigns. This Agreement shall be assignable by the Lender free of any set-off, counter-claim or equities between the Corporation and the Lender, and the Corporation shall not assert against an assignee of the Lender any claim or defense that the Corporation has against the Lender,
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7.8.        COPY RECEIVED

            The Corporation hereby acknowledges receipt of a copy of this Agreement.

            IN WITNESS WHEREOF the Corporation has executed this Agreement as of the 1st day of Tune, 2002.

                                          HAMMOCK GROUP LTD.


                                          by:
                                              ----------------------------------
                                                Name:
                                                Title: